UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	36-3871531 (I.R.S. Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois  60062
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series D	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181059

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

The Allstate Corporation (the “Registrant”) hereby incorporates by reference herein (i) the description of the Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series D, par value $1.00 per share and liquidation preference $25,000 per share (the “Preferred Stock”), to be registered hereunder, set forth under the heading “Description of the Depositary Shares” and (ii) the description of its Preferred Stock set forth under the heading “Description of the Preferred Stock”, respectively, in the Registrant’s Prospectus Supplement, dated December 2, 2013, to the Prospectus dated April 30, 2012, constituting part of the Registration Statement on Form S-3 (File No. 333-181059) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Depositary Shares are expected to be listed on the New York Stock Exchange.

Item 2.           Exhibits

3.1                               Restated Certificate of Incorporation dated May 23, 2012 of the Registrant (incorporated by reference to Exhibit 3(i) of the Registrant’s Form 8-K filed May 23, 2012).

3.2                               Amended and Restated Bylaws of the Registrant, as amended May 23, 2012 (incorporated by reference to Exhibit 3(ii) of the Registrant’s Form 8-K filed May 23, 2012).

3.3                               Certificate of Designations with respect to Preferred Stock of the Registrant, dated December 13, 2013 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed December 16, 2013).

4.1                               Deposit Agreement, dated as of December 16, 2013, among the Registrant, Wells Fargo Bank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed December 16, 2013).

4.2          Form of Preferred Stock Certificate (included as Exhibit A to Exhibit 3.3 above).

4.3          Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Mario Rizzo
	Name:	Mario Rizzo
	Title:	Senior Vice President and Treasurer

Date: December 18, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

3.1	Restated Certificate of Incorporation dated May 23, 2012 of the Registrant (incorporated by reference to Exhibit 3(i) of the Registrant’s Form 8-K filed May 23, 2012).

3.2	Amended and Restated Bylaws of the Registrant, as amended May 23, 2012 (incorporated by reference to Exhibit 3(ii) of the Registrant’s Form 8-K filed May 23, 2012).

3.3	Certificate of Designations with respect to Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed December 16, 2013).

4.1

Deposit Agreement, dated as of December 16, 2013, among the Registrant, Wells Fargo Bank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed December 16, 2013).

4.2	Form of Preferred Stock Certificate (included as Exhibit A to Exhibit 3.3 above).

4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 above).